                                                                   EXHIBIT 8.2

                    [Mayer, Brown, Rowe & Maw Letterhead]

                              January 20, 2006

Residential Asset Mortgage Products, Inc.
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, MN  55437

Ladies and Gentlemen:

We have advised  Residential Asset Mortgage Products,  Inc. (the "Registrant")
with  respect to certain  federal  income tax aspects of the issuance of notes and certificates,  issuable in series under the Registration Statement on Form
S-3,  to  be  filed  by  the  Registrant  with  the  Securities  and  Exchange
Commission on January 20, 2006 (the "Registration  Statement").  As to some of the note and  certificates  (the "REMIC  Securities") an election will be made to treat  those  securities  as  "regular"  or  "residual"  interest in a Real
Estate  Mortgage  Investment  Conduit  (a  "REMIC")  for  federal  income  tax purposes,  and as to  certain  of the notes  (the  "Non-REMIC  Notes") no such election  will  be  made.  REMIC  Securities  for  which  a  regular  interest election  will be made are referred to herein as "REMIC  Regular  Securities."
REMIC  Securities  for which a  residual  interest  election  will be made are referred  to herein as "REMIC  Residual  Securities."  Capitalized  terms used but not  defined  herein  have  the  meanings  specified  in the  Registration
Statement.

We  have  examined  such  instruments,  documents  and  records  as we  deemed relevant and  necessary as a basis of our opinion  hereinafter  expressed.  In such  examination,  we have assumed the  following:  (a) the  authenticity  of original  documents and the genuineness of all signatures;  (b) the conformity to the  originals of all documents  submitted to us as copies;  (c) the truth, accuracy and completeness of the information,  representations  and warranties contained in the records,  documents,  instruments  and  certificates  we have reviewed;  (d)  the  legal  capacity  of all  natural  persons;  and  (e)  the authenticity  of oral or  written  statements  and  representations  of public officials, officers and other representatives of the Registrant and others.

Based on such  examinations,  as to each  series of  Non-REMIC  Notes  offered pursuant to this  Registration  Statement for which we serve as counsel to the
Registrant,  assuming  (i)  compliance  with  all  provisions  of the  related indenture and servicing agreement,  (ii) the representations and warranties of the Sellers,  Master Servicer and Depositor set forth in the related indenture and servicing agreement are true and (iii) there is continued  compliance with applicable  provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable  Treasury  regulations issued thereunder,  we are of the of the opinion that,  for federal income tax purposes (1) the Non-REMIC
Notes will be treated as indebtedness  and (2) the issuing entity,  as created under the  related  owner trust  agreement,  will not be  characterized  as an association or publicly traded  partnership within the meaning of Section 7704 of the Code taxable as a corporation or as a taxable  mortgage pool within the meaning of Section 7701(i) of the Code.

Based on such  examinations,  as to each  series of REMIC  Securities  offered pursuant to this  Registration  Statement for which we serve as counsel to the
Registrant,  assuming  (i)  compliance  with  all  provisions  of the  related pooling and servicing  agreement,  (ii) the  representations and warranties of the Sellers,  Master  Servicer and Depositor set forth in the related  pooling and servicing  agreement are true,  (iii) there is continued  compliance  with applicable  provisions of the Internal Revenue Code, as it may be amended from time to time, and applicable  Treasury  regulations issued thereunder and (iv)
a REMIC  election is made timely in the required  form, for federal income tax purposes,  we are of the opinion that each related trust,  or each  applicable group of  assets  held by the  related  trust as to  which an  election  to be treated  as a REMIC  will be  made,  will  qualify  as a REMIC  and the  REMIC
Securities  will  be  considered  to  evidence   ownership  of  REMIC  regular
interests  or REMIC  residual  interests  in one of those  REMICs  within  the meaning of the REMIC Provisions.

We are further of the opinion that,  although the  discussion set forth in the succeeding  paragraphs concerning the United States federal income taxation of
Non-REMIC  Notes and of pools of assets  for  which a REMIC  election  is made and the regular and residual  interests in such pools of assets  generally (i)
does not  purport to set forth any  opinion of  counsel  concerning  any other
particular   federal   income  tax  matter,   (ii)  is   directed   solely  to
securityholders  that hold the securities as capital assets within the meaning of Section  1221 of the  Internal  Revenue  Code,  (iii)  does not  purport to discuss  all  federal  income  tax  consequences  that  may be  applicable  to particular  individual  circumstances,  including  those of  banks,  insurance companies, foreign investors, tax-exempt organizations,  dealers in securities or currencies,  mutual funds, real estate  investment  trusts, S corporations, estates  and trusts,  securityholders  that hold the  securities  as part of a hedge,  straddle,  integrated or conversion  transaction,  or  securityholders whose  functional  currency  is not the United  States  dollar,  (iv) does not address  alternative  minimum  tax  consequences  and (v) does not address the indirect effects on the holders of equity interests in a securityholder,  with respect  to those  matters  that it does  address,  to the  extent  that  they constitute  matters of law or legal  conclusions,  that discussion  provides a fair and accurate  summary of the United  States  federal  income  taxation of
Non-REMIC  Notes and of pools of assets  for  which a REMIC  election  is made and  the regular and residual interests therein as of the date hereof.

Classification of REMICs

If an entity  electing  to be treated as a REMIC  fails to comply  with one or more of the ongoing  requirements of the Internal Revenue Code for that status during any taxable  year,  the Internal  Revenue Code provides that the entity will not be treated as a REMIC for that year and  thereafter.  In that  event,
the  entity  may  be  taxable  as  a  separate   corporation   under  Treasury
regulations,  and the related REMIC  Securities may not be accorded the status or given the tax treatment  described in the form of base prospectus  included
in  the   Registration   Statement   under   "Material   Federal   Income  Tax
Consequences."  The IRS may, but is not  compelled  to provide  relief but any relief  may  be  accompanied  by  sanctions,  including  the  imposition  of a corporate  tax on all or a portion  of the  trust's  income  for the period in which the  requirements  for that  status are not  satisfied.  The pooling and servicing agreement,  indenture or trust agreement for each REMIC will include provisions  designed to  maintain  the  trust's  status as a REMIC.  It is not anticipated that the status of any trust as a REMIC will be terminated.

Characterization of Investments in REMIC Securities

In general,  the REMIC  Securities  will be "real  estate  assets"  within the meaning  of  Section  856(c)(4)(A)  of the  Internal  Revenue  Code and assets described in Section  7701(a)(19)(C)  of the Internal Revenue Code in the same proportion  that the assets of the REMIC  underlying the  securities  would be so treated.  Moreover,  if 95% or more of the assets of the REMIC  qualify for any of the  foregoing  treatments  at all times  during a calendar  year,  the
REMIC Securities will qualify for the  corresponding  status in their entirety for that calendar year.  Interest,  including original issue discount,  on the
REMIC Regular  Securities and income  allocated to the class of REMIC Residual
Securities will be interest described in Section  856(c)(3)(B) of the Internal
Revenue Code to the extent that those  securities  are treated as "real estate assets"  within the meaning of Section  856(c)(4)(A)  of the Internal  Revenue
Code.  In  addition,   the  REMIC  Regular   Securities   will  be  "qualified
mortgages"  within  the  meaning  of  Section  860G(a)(3)(C)  of the  Internal
Revenue Code if  transferred  to another  REMIC on its startup day in exchange for regular or residual  interests in that REMIC. The  determination as to the percentage  of the REMIC's  assets that  constitute  assets  described  in the foregoing  sections of the Internal  Revenue Code will be made with respect to each calendar  quarter based on the average adjusted basis of each category of the  assets  held by the  REMIC  during  that  calendar  quarter.  The  master servicer, the servicer or the REMIC administrator,  as applicable, will report those  determinations  to  securityholders  in the  manner  and  at the  times required by applicable Treasury regulations.

The assets of the REMIC will  include,  in addition  to  mortgage  collateral, payments  on  mortgage  collateral  held  pending  distribution  on the  REMIC
Securities  and property  acquired by  foreclosure  held pending sale, and may include amounts in reserve  accounts.  It is unclear whether property acquired by  foreclosure  held  pending sale and amounts in reserve  accounts  would be considered to be part of the mortgage collateral,  or whether those assets, to the  extent  not  invested  in assets  described  in the  foregoing  sections, otherwise  would  receive the same  treatment as the mortgage  collateral  for purposes of all of the  foregoing  sections.  In addition,  in some  instances mortgage  loans,  including  Additional  Collateral  Loans  or  Pledged  Asset
Mortgage  Loans,  may not be  treated  entirely  as  assets  described  in the foregoing  sections.  If the assets of a REMIC include  Additional  Collateral
Loans or Pledged  Asset  Mortgage  Loans,  the non-real  property  collateral, while itself not an asset of the REMIC,  could cause the mortgage loans not to qualify  for  one or more  of  those  characterizations.  If so,  the  related prospectus  supplement will describe the mortgage loans,  including Additional
Collateral  Loans  or  Pledged  Asset  Mortgage  Loans,  that  may  not  be so
treated.  The  REMIC  regulations  do  provide,   however,  that  payments  on
mortgage loans held pending  distribution  are considered part of the mortgage loans for  purposes of Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Furthermore,  foreclosure  property will qualify as "real estate assets" under
Section 856(c)(4)(A) of the Internal Revenue Code.

Tiered REMIC Structures

For some series of REMIC  Securities,  two or more  separate  elections may be made to treat  designated  portions of the related trust as REMICs for federal income tax purposes.

Solely for purposes of determining  whether the REMIC Securities will be "real estate  assets"  within the meaning of Section  856(c)(4)(A)  of the  Internal
Revenue  Code,  and "loans  secured by an  interest  in real  property"  under
Section  7701(a)(19)(C)  of the Internal  Revenue Code, and whether the income on the  securities  is  interest  described  in  Section  856(c)(3)(B)  of the
Internal Revenue Code, the Tiered REMICs will be treated as one REMIC.

Taxation of Owners of REMIC Regular Securities

General

In general,  REMIC Regular  Securities  will be treated for federal income tax purposes  as  debt  instruments  issued  by the  REMIC  and  not as  ownership interests in the REMIC  Regular  Securities or its assets.  Moreover,  holders of REMIC Regular  Securities that otherwise  report income under a cash method of accounting  will be required to report income for REMIC Regular  Securities under an accrual method.

Original Issue Discount

Some REMIC Regular  Securities  may be issued with "original  issue  discount"
within the  meaning  of Section  1273(a) of the  Internal  Revenue  Code.  Any
holders of REMIC  Regular  Securities  issued  with  original  issue  discount typically will be required to include  original issue discount in income as it accrues,  in accordance  with the method  described  below,  in advance of the receipt  of the  cash  attributable  to  that  income.  In  addition,  Section
1272(a)(6) of the Internal  Revenue Code provides  special rules applicable to
REMIC  Regular  Securities  and  certain  other debt  instruments  issued with original issue discount.  Regulations have not been issued under that section.

The Internal  Revenue Code requires that a prepayment  assumption be used with for mortgage  collateral  held by a REMIC in computing the accrual of original issue discount on REMIC Regular  Securities issued by that issuing entity, and that  adjustments be made in the amount and rate of accrual of the discount to reflect  differences  between the actual  prepayment  rate and the  prepayment assumption.  The  prepayment  assumption  is  to  be  determined  in a  manner prescribed in Treasury  regulations;  as noted above,  those  regulations have not been issued. The conference  committee report  accompanying the Tax Reform
Act of 1986  indicates that the  regulations  will provide that the prepayment assumption used for a REMIC Regular  Security must be the same as that used in pricing the initial  offering of the REMIC Regular  Security.  The  prepayment
assumption  used  by  the  master  servicer,   the  servicer,   or  the  REMIC
administrator  in reporting  original  issue discount for each series of REMIC
Regular  Securities  will  be  consistent  with  this  standard  and  will  be disclosed in the  accompanying  prospectus  supplement.  However,  none of the
Depositor,  the master servicer, the servicer, or the REMIC administrator will make any representation  that the mortgage collateral will in fact prepay at a rate conforming to the prepayment assumption or at any other rate.

The original issue discount,  if any, on a REMIC Regular  Security will be the excess of its stated  redemption  price at maturity over its issue price.  The issue price of a  particular  class of REMIC  Regular  Securities  will be the first cash price at which a substantial  amount of REMIC Regular Securities of
that  class  is  sold,   excluding   sales  to  bond   houses,   brokers   and
underwriters.  If less  than a  substantial  amount of a  particular  class of
REMIC  Regular  Securities  is sold  for cash on or prior to the date of their initial issuance,  or the closing date, the issue price for that class will be treated as the fair market value of the class on the closing  date.  Under the
OID  regulations,  the stated  redemption price of a REMIC Regular Security is equal to the total of all payments to be made on that  certificate  other than
"qualified stated interest."  Qualified stated interest includes interest that is  unconditionally  payable at least annually at a single  fixed-rate,  or in the case of a variable rate debt instrument,  at a "qualified  floating rate,"
an "objective  rate," a  combination  of a single  fixed-rate  and one or more
"qualified  floating  rates" or one "qualified  inverse  floating  rate," or a combination of "qualified  floating rates" that in most cases does not operate in a manner that  accelerates or defers  interest  payments on a REMIC Regular
Security.

In the case of REMIC Regular  Securities  bearing  adjustable  interest rates, the  determination  of the total  amount of original  issue  discount  and the timing of the inclusion of the original  issue discount will vary according to the  characteristics  of the REMIC Regular  Securities.  If the original issue
discount  rules  apply  to  the  securities,   the   accompanying   prospectus
supplement  will describe the manner in which the rules will be applied by the master servicer,  the servicer, or REMIC administrator for those securities in preparing information returns to the securityholders and the IRS.

Some  classes  of the  REMIC  Regular  Securities  may  provide  for the first interest  payment  with respect to their  securities  to be made more than one month  after  the  date of  issuance,  a  period  which  is  longer  than  the
subsequent   monthly  intervals  between  interest   payments.   Assuming  the
"accrual  period"  (as  defined  below) for  original  issue  discount is each monthly period that begins or ends on a distribution  date, in some cases,  as a  consequence  of this "long  first  accrual  period,"  some or all  interest payments may be required to be included in the stated  redemption price of the
REMIC Regular  Security and accounted for as original issue discount.  Because interest on REMIC Regular  Securities must in any event be accounted for under an  accrual  method,  applying  this  analysis  would  result in only a slight difference  in the timing of the inclusion in income of the yield on the REMIC
Regular Securities.

In  addition,  if the accrued  interest  to be paid on the first  distribution date is  computed  for a period  that  begins  prior to the  closing  date,  a portion of the purchase  price paid for a REMIC Regular  Security will reflect
the  accrued   interest.   In  these   cases,   information   returns  to  the
securityholders  and the IRS will be based on the position that the portion of the  purchase  price paid for the  interest  accrued for periods  prior to the closing  date is  treated  as part of the  overall  cost of the REMIC  Regular
Security,  and not as a separate asset the cost of which is recovered entirely out of interest  received on the next  distribution  date, and that portion of the  interest  paid on the  first  distribution  date in  excess  of  interest accrued  for a number  of days  corresponding  to the  number of days from the closing date to the first  distribution  date should be included in the stated
redemption price of the REMIC Regular Security.  However,  the OID regulations state that all or some  portion of the  accrued  interest  may be treated as a separate  asset the cost of which is recovered  entirely out of interest  paid on the first  distribution  date. It is unclear how an election to do so would be made under the OID  regulations  and whether  that  election  could be made unilaterally by a securityholder.

Regardless of the general  definition  of original  issue  discount,  original issue  discount  on a  REMIC  Regular  Security  will be  considered  to be de minimis if it is less than 0.25% of the stated  redemption  price of the REMIC
Regular  Security  multiplied by its weighted  average life. For this purpose, the  weighted  average life of the REMIC  Regular  Security is computed as the sum of the  amounts  determined,  as to each  payment  included  in the stated
redemption price of the REMIC Regular Security,  by multiplying (i) the number of complete years,  rounding down for partial years, from the issue date until the  payment is  expected  to be made,  presumably  taking  into  account  the prepayment  assumption,  by (ii) a  fraction,  the  numerator  of which is the amount of the payment,  and the denominator of which is the stated  redemption price at maturity of the REMIC Regular  Security.  Under the OID  regulations, original  issue  discount of only a de minimis  amount,  other than de minimis original issue discount  attributable to a so-called "teaser" interest rate or an initial  interest  holiday,  will be included in income as each  payment of stated  principal is made,  based on the product of the total remaining amount of the de minimis  original  issue  discount and a fraction,  the numerator of which is the amount of the principal payment,  and the denominator of which is the outstanding  stated  principal amount of the REMIC Regular  Security.  The
OID  regulations  also  would  permit a  securityholder  to elect to accrue de minimis  original  issue  discount into income  currently  based on a constant yield  method.  See  "-Market  Discount"  below  for  a  description  of  that election under the OID regulations.

If original  issue  discount on a REMIC Regular  Security is in excess of a de minimis amount,  the holder of the certificate  must include in ordinary gross income the sum of the "daily  portions"  of original  issue  discount for each day  during  its  taxable  year on which it held the REMIC  Regular  Security, including the purchase date but  excluding the  disposition  date. In the case of an  original  holder of a REMIC  Regular  Security,  the daily  portions of original issue discount will be determined as follows.

The accompanying  prospectus  supplement will describe the applicable  accrual period.  In general,  each "accrual period" that begins or ends on a date that corresponds to a  distribution  date and begins on the first day following the immediately  preceding  accrual  period,  or in the case of the first  accrual period,  begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued  during that accrual  period.  The portion of original  issue  discount  that accrues in any accrual  period will equal the excess,  if any, of (i) the sum of (A) the present value,  as of the end of the accrual period,  of all of the  distributions  remaining to be made on the  REMIC  Regular  Security,  if  any,  in  future  periods  and  (B) the distributions  made on the REMIC Regular Security during the accrual period of amounts included in the stated  redemption price, over (ii) the adjusted issue price of the REMIC Regular  Security at the  beginning of the accrual  period.
The present value of the remaining  distributions referred to in the preceding sentence  will be  calculated  (1) assuming  that  distributions  on the REMIC
Regular  Security  will be received in future  periods  based on the  mortgage collateral being prepaid at a rate equal to the prepayment  assumption and (2)
using  a  discount  rate  equal  to the  original  yield  to  maturity  of the certificate.  For  these  purposes,  the  original  yield to  maturity  of the certificate  will be  calculated  based on its issue price and  assuming  that distributions  on the certificate will be made in all accrual periods based on the  mortgage  collateral  being  prepaid  at a rate  equal to the  prepayment assumption.  The  adjusted  issue  price of a REMIC  Regular  Security  at the
beginning   of  any  accrual   period  will  equal  the  issue  price  of  the
certificate,  increased by the  aggregate  amount of original  issue  discount that accrued for that  certificate  in prior accrual  periods,  and reduced by the amount of any  distributions  made on that REMIC Regular Security in prior accrual  periods  of amounts  included  in its stated  redemption  price.  The original  issue  discount  accruing  during any  accrual  period,  computed as described  above,  will be  allocated  ratably to each day during the  accrual period to determine the daily portion of original issue discount for that day.

The OID  regulations  suggest that original issue discount for securities that represent multiple  uncertificated REMIC regular interests, in which ownership interests  will be issued  simultaneously  to the same  buyer and which may be required under the related  pooling and servicing  agreement to be transferred together,  should be  computed  on an  aggregate  method.  In the  absence  of further  guidance from the IRS,  original issue  discount for securities  that represent the ownership of multiple  uncertificated  regular interests will be reported to the IRS and the  securityholders on an aggregate method based on a single  overall  constant yield and the  prepayment  assumption  stated in the
accompanying  prospectus  supplement,   treating  all  uncertificated  regular
interests as a single debt instrument as set forth in the OID regulations,  so long as the pooling and servicing  agreement  requires that the uncertificated regular interests be transferred together.

A  subsequent  purchaser  of a  REMIC  Regular  Security  that  purchases  the security  at a cost,  excluding  any  portion  of that  cost  attributable  to accrued  qualified stated interest,  less than its remaining stated redemption price will also be required to include in gross  income the daily  portions of any original issue discount with respect to that  certificate.  However,  each daily  portion  will be  reduced,  if the cost is in excess  of its  "adjusted issue  price," in  proportion  to the ratio that excess bears to the aggregate original  issue  discount  remaining  to  be  accrued  on  the  REMIC  Regular
Security.  The adjusted  issue price of a REMIC Regular  Security on any given day equals (i) the adjusted  issue price or, in the case of the first  accrual period,  the issue price,  of the  certificate at the beginning of the accrual period  which  includes  that day,  plus (ii) the daily  portions  of original issue  discount for all days during the accrual period prior to that day minus
(iii) any principal  payments made during the accrual period prior to that day for the certificate.

Market Discount

A  securityholder  that  purchases  a  REMIC  Regular  Security  at  a  market discount,  that is, in the case of a REMIC  Regular  Security  issued  without original issue  discount,  at a purchase price less than its remaining  stated
principal  amount,  or in the case of a REMIC  Regular  Security  issued  with original  issue  discount,  at a purchase  price less than its adjusted  issue price,  will  recognize  income on receipt of each  distribution  representing stated  redemption  price.  In particular,  under Section 1276 of the Internal
Revenue Code such a securityholder  in most cases will be required to allocate the portion of each  distribution  representing  stated redemption price first to  accrued  market  discount  not  previously  included  in  income,  and  to recognize ordinary income to that extent.

A  securityholder  may elect to include market discount in income currently as it accrues  rather than  including it on a deferred  basis in accordance  with the foregoing.  If made, the election will apply to all market  discount bonds acquired by the  securityholder on or after the first day of the first taxable year to which the election applies.  In addition,  the OID regulations  permit a  securityholder  to elect to accrue all  interest,  discount,  including  de minimis market or original issue discount,  and premium in income as interest, based on a  constant  yield  method.  If the  election  were  made for a REMIC
Regular Security with market discount,  the securityholder  would be deemed to have made an election  to include  current  market  discount in income for all
other  debt  instruments   having  market  discount  that  the  securityholder
acquires during the taxable year of the election or thereafter.  Similarly,  a securityholder  that made this election for a certificate  that is acquired at a premium  would be deemed to have made an election to amortize  bond  premium
for  all  debt   instruments   having   amortizable   bond  premium  that  the
securityholder  owns  or  acquires.   See  "-Premium"  below.  Each  of  these
elections  to accrue  interest,  discount and premium for a  certificate  on a constant  yield method or as interest  may not be revoked  without the consent of the IRS.

However,  market  discount for a REMIC Regular  Security will be considered to be de minimis for  purposes of Section  1276 of the  Internal  Revenue Code if the market  discount  is less than 0.25% of the  remaining  stated  redemption price of the REMIC  Regular  Security  multiplied  by the  number of  complete years to maturity  remaining  after the date of its purchase.  In interpreting a  similar  rule  for  original  issue  discount  on  obligations  payable  in installments,  the OID regulations  refer to the weighted  average maturity of obligations,  and it is likely  that the same rule will be applied  for market discount,  presumably  taking  into  account  the  prepayment  assumption.  If market  discount is treated as de minimis under this rule, it appears that the actual  discount  would be  treated  in a manner  similar  to  original  issue discount  of a de  minimis  amount.  See "-  Original  Issue  Discount."  This treatment  may result in  discount  being  included in income at a slower rate than  discount  would be required  to be  included in income  using the method described above.

Section  1276(b)(3) of the Internal Revenue Code  specifically  authorizes the
Treasury  Department  to  issue  regulations  providing  for  the  method  for accruing  market  discount  on debt  instruments,  the  principal  of which is payable  in more than one  installment.  Until  regulations  are issued by the
Treasury  Department,  certain  rules  described in the  conference  committee report  accompanying  the Tax Reform Act of 1986 apply.  The Committee  Report indicates  that in each  accrual  period  market  discount  on  REMIC  Regular
Securities should accrue, at the securityholder's option:

o     on the basis of a constant yield method,

o     in the case of a REMIC Regular  Security  issued without  original issue discount,  in an amount  that  bears  the same  ratio to the total remaining  market  discount  as the  stated  interest  paid in the accrual  period  bears to the  total  amount  of  stated  interest remaining  to be  paid on the  REMIC  Regular  Security  as of the beginning of the accrual period, or

o     in the case of a REMIC  Regular  Security  issued  with  original  issue discount,  in an amount  that  bears  the same  ratio to the total remaining  market discount as the original issue discount  accrued in the accrual  period bears to the total  original issue discount remaining on the REMIC  Regular  Security at the  beginning of the accrual period.

Moreover,  the  prepayment  assumption  used in  calculating  the  accrual  of original  issue  discount is to be used in  calculating  the accrual of market discount.  Because  the  regulations  referred to in this  paragraph  have not been  issued,  it is not  possible to predict  what effect  those  regulations might have on the tax  treatment of a REMIC  Regular  Security  purchased at a discount in the secondary market.

To the extent  that REMIC  Regular  Securities  provide  for  monthly or other periodic  distributions  throughout  their term, the effect of these rules may be to require  market  discount to be  includible  in income at a rate that is not  significantly  slower than the rate at which the discount would accrue if it were original issue  discount.  Moreover,  in any event a holder of a REMIC
Regular  Security  in most  cases will be  required  to treat a portion of any gain on the sale or exchange  of that  certificate  as ordinary  income to the extent of the market discount accrued to the date of disposition  under one of the foregoing methods,  less any accrued market discount  previously  reported as ordinary income.

In addition,  under  Section 1277 of the Internal  Revenue Code, a holder of a
REMIC  Regular  Security  may be required  to defer a portion of its  interest deductions for the taxable year  attributable to any indebtedness  incurred or continued to purchase or carry a REMIC Regular Security  purchased with market
discount.   For  these  purposes,  the  de  minimis  rule  referred  to  above applies.  Any deferred  interest  expense would not exceed the market discount that  accrues  during  that  taxable  year and is, in  general,  allowed  as a deduction  not later than the year in which the market  discount is includible in  income.  If the  holder  elects  to  include  market  discount  in  income currently as it accrues on all market  discount  instruments  acquired by that holder  in that  taxable  year  or  thereafter,  the  interest  deferral  rule described above will not apply.

Premium

A REMIC Regular  Security  purchased at a cost,  excluding any portion of that cost  attributable  to accrued  qualified  stated  interest,  greater than its remaining  stated  redemption  price will be  considered  to be purchased at a premium.  The holder of a REMIC  Regular  Security may elect under Section 171 of the  Internal  Revenue  Code to amortize  that  premium  under the constant yield method over the life of the  certificate.  If made,  this  election will apply to all debt instruments  having amortizable bond premium that the holder owns or  subsequently  acquires.  Amortizable  premium  will be  treated as an offset to interest income on the related REMIC Regular  Security,  rather than
as  a  separate   interest   deduction.   The  OID  regulations   also  permit
securityholders  to elect to include  all  interest,  discount  and premium in income based on a constant yield method,  further treating the  securityholder as having made the  election  to  amortize  premium  generally.  See  "-Market
Discount."  The  conference  committee  report states that the same rules that apply to  accrual  of market  discount,  which  rules  will  require  use of a
prepayment   assumption  in  accruing   market   discount  for  REMIC  Regular
Securities  without  regard to whether those  securities  have original  issue discount,  will also apply in amortizing bond premium under Section 171 of the
Internal  Revenue  Code.  It is possible  that the use of an  assumption  that there will be no prepayments may be required in calculating  the  amortization of premium.

Realized Losses

Under Section 166 of the Internal Revenue Code, both corporate  holders of the
REMIC  Regular  Securities  and  noncorporate  holders  of the  REMIC  Regular
Securities  that  acquire  those  securities  in  connection  with a trade  or business  should  be  allowed  to  deduct,  as  ordinary  losses,  any  losses sustained  during a taxable year in which their  securities  become  wholly or partially  worthless  as the  result  of one or more  Realized  Losses  on the mortgage  collateral.  However,  it appears  that a  noncorporate  holder that does not  acquire  a REMIC  Regular  Security  in  connection  with a trade or business  will not be  entitled  to  deduct a loss  under  Section  166 of the
Internal   Revenue  Code  until  the  holder's   certificate   becomes  wholly
worthless--until  its  outstanding  principal  balance  has  been  reduced  to zero--and that the loss will be characterized as a short-term capital loss.

Each holder of a REMIC Regular  Security  will be required to accrue  interest and original issue  discount for that  security,  without giving effect to any reductions in  distributions  attributable to defaults or delinquencies on the mortgage  collateral or the underlying  securities until it can be established that any  reduction  ultimately  will not be  recoverable.  As a  result,  the amount of  taxable  income  reported  in any  period by the  holder of a REMIC
Regular Security could exceed the amount of economic income actually  realized by the  holder  in  that  period.  Although  the  holder  of a  REMIC  Regular
Security  eventually will recognize a loss or reduction in income attributable to  previously  accrued and included  income that, as the result of a Realized
Loss, ultimately will not be realized,  the law is unclear with respect to the timing and character of the loss or reduction in income.

Taxation of Owners of REMIC Residual Securities

General

As residual  interests,  the REMIC Residual  Securities will be subject to tax rules that  differ  significantly  from  those  that would  apply if the REMIC
Residual  Securities  were  treated for federal  income tax purposes as direct ownership  interests in the mortgage  collateral or as debt instruments issued by the REMIC.

A holder of a REMIC  Residual  Security  generally  will be required to report
its  daily  portion  of  the  taxable  income  or,  in  accordance   with  the
limitations  noted in this discussion,  the net loss of the REMIC for each day during a calendar  quarter that the holder owned the REMIC Residual  Security.
For  this  purpose,  the  taxable  income  or net  loss of the  REMIC  will be allocated to each day in the  calendar  quarter  ratably  using a "30 days per month/90 days per  quarter/360  days per year"  convention.  The daily amounts will then be  allocated  among the  holders of REMIC  Residual  Securities  in proportion  to their  respective  ownership  interests on that day. Any amount included  in the gross  income or  allowed  as a loss of any holder of a REMIC
Residual  Security  by virtue of this  allocation  will be treated as ordinary income or loss. The taxable  income of the REMIC will be determined  under the rules described in the base prospectus included in the Registration  Statement in "-Taxable  Income of the REMIC" and will be taxable to the holders of REMIC
Residual   Securities   without  regard  to  the  timing  or  amount  of  cash
distributions  by the REMIC.  Ordinary  income  derived  from  REMIC  Residual
Securities  will  be  "portfolio  income"  for  purposes  of the  taxation  of taxpayers in  accordance  with  limitations  under Section 469 of the Internal
Revenue Code on the deductibility of "passive losses."

A holder of a REMIC Residual  Security that purchased the  certificate  from a prior  holder  of that  certificate  also  will be  required  to report on its federal  income  tax  return  amounts  representing  its daily  portion of the taxable  income  or net loss of the REMIC for each day that it holds the REMIC
Residual  Security.  These daily portions  generally will equal the amounts of taxable  income or net loss  determined  as  described  above.  The  committee report  accompanying  the Tax Reform Act of 1986 indicates that  modifications of the general rules may be made, by  regulations,  legislation  or otherwise, to reduce,  or  increase,  the income or loss of a holder of a REMIC  Residual
Security  that  purchased the REMIC  Residual  Security from a prior holder of such  certificate  at a price greater than, or less than,  the adjusted  basis
(as defined  below) that REMIC  Residual  Security would have had in the hands of an original holder of that  certificate.  The REMIC  regulations,  however, do not provide for any such modifications.

Any payments  received by a holder of a REMIC Residual  Security in connection with the  acquisition  of that  Certificate  will be  taken  into  account  in determining  the income of that holder for  federal  income tax  purposes.  On
May 11, 2004,  the IRS issued final  regulations  that require such payment to be included in income over time  according to an  amortization  schedule  that reasonably  reflects  the costs and  benefits  of holding  the REMIC  Residual
Security  over its  expected  life.  The  regulations  also  provide  two more specific  methods  that will be accepted as meeting the general test set forth above for  determining the timing and amount of income  inclusion.  One method generally  follows  the  method of  inclusion  used by the  taxpayer  for GAAP purposes,  but not over a period  shorter than the period over which the REMIC is expected to generate income.  The other method calls for ratable  inclusion over the remaining  anticipated  weighted  average life of the REMIC as of the time the REMIC Residual  Security is  transferred to the taxpayer.  Holders of
REMIC  Residual  Securities  are  encouraged  to  consult  their tax  advisors concerning  the treatment of these  payments for income tax purposes under the regulations.

The amount of income holders of REMIC Residual  Securities will be required to report,  or the tax  liability  associated  with that  income,  may exceed the amount of cash  distributions  received  from the REMIC for the  corresponding period.  Consequently,  holders of REMIC Residual Securities should have other sources of funds  sufficient  to pay any federal  income taxes due as a result of their  ownership  of REMIC  Residual  Securities  or  unrelated  deductions against which income may be offset,  subject to the rules  relating to "excess inclusions" and  "noneconomic"  residual  interests  discussed below. The fact that the tax  liability  associated  with the income  allocated  to holders of
REMIC Residual  Securities may exceed the cash  distributions  received by the holders  of  REMIC  Residual  Securities  for  the  corresponding  period  may significantly  adversely  affect the  after-tax  rate of return for holders of
REMIC Residual Securities.

Taxable Income of the REMIC

The  taxable  income of the REMIC  will  equal the  income  from the  mortgage
collateral   and  other  assets  of  the  REMIC  plus  any   cancellation   of
indebtedness  income due to the allocation of Realized Losses to REMIC Regular
Securities,  less the deductions allowed to the REMIC for interest,  including original  issue  discount  and  reduced  by the  amortization  of any  premium received on issuance, on the REMIC Regular Securities,  and any other class of
REMIC  Securities  constituting  "regular  interests" in the REMIC not offered hereby,  amortization  of any  premium on the  mortgage  collateral,  bad debt deductions for the mortgage  collateral  and, except as described  below,  for servicing, administrative and other expenses.

For  purposes  of  determining  its  taxable  income,  the REMIC  will have an initial  aggregate  basis  in its  assets  equal to their  fair  market  value immediately  after their transfer to the REMIC.  For this purpose,  the master
servicer,   the  servicer,   or  REMIC   administrator,   or  the  Certificate
Administrator,  as  applicable,  intends to treat the fair market value of the mortgage  collateral as being equal to the aggregate issue prices of the REMIC
Regular  Securities and REMIC Residual  Securities.  The aggregate  basis will be allocated among the mortgage  collateral  collectively and the other assets of the REMIC in proportion to their  respective fair market values.  The issue price of any REMIC Securities  offered hereby will be determined in the manner
described   above   under   "-   Taxation   of   Owners   of   REMIC   Regular
Securities-Original  Issue Discount."  Accordingly,  if one or more classes of
REMIC  Securities  are  retained   initially  rather  than  sold,  the  master
servicer,  the  servicer,  or  REMIC  administrator,  as  applicable,  may  be required to  estimate  the fair market  value of those  interests  in order to determine  the  basis  of the  REMIC  in the  mortgage  collateral  and  other property held by the REMIC.

Subject to the possible  application  of the de minimis  rules,  the method of accrual by the REMIC of original  issue  discount  income and market  discount income for mortgage  collateral that it holds will be equivalent to the method of accruing  original issue discount income for REMIC Regular  Securityholders
under  the  constant   yield  method   taking  into  account  the   prepayment
assumption.  However,  a REMIC that acquires  collateral at a market  discount must include the discount in income  currently,  as it accrues,  on a constant interest  basis.  See "-  Taxation  of  Owners  of REMIC  Regular  Securities"
above,  which describes a method of accruing discount income that is analogous to that required to be used by a REMIC as to mortgage  collateral  with market discount that it holds.

An item of  mortgage  collateral  will be deemed to have  been  acquired  with discount or premium to the extent that the REMIC's basis  therein,  determined as  described  in the  preceding  paragraph,  is less than or greater than its stated  redemption  price.  Any discount  will be  includible in the income of the REMIC as it  accrues,  in advance of receipt of the cash  attributable  to that  income,  under a  method  similar  to the  method  described  above  for accruing  original  issue  discount  on the REMIC  Regular  Securities.  It is anticipated  that each REMIC  will elect  under  Section  171 of the  Internal
Revenue Code to amortize any premium on the  mortgage  collateral.  Premium on any  item  of  mortgage  collateral  to  which  the  election  applies  may be amortized  under a constant  yield  method,  presumably  taking into account a prepayment assumption.

A REMIC will be allowed  deductions  for interest,  including  original  issue discount, on the REMIC Regular Securities,  equal to the deductions that would be allowed if the REMIC Regular  Securities,  were  indebtedness of the REMIC.
Original  issue  discount  will be  considered  to accrue for this  purpose as
described   above   under   "-   Taxation   of   Owners   of   REMIC   Regular
Securities-Original  Issue Discount,"  except that the de minimis rule and the adjustments  for  subsequent  holders of REMIC Regular  Securities,  described therein will not apply.

If a class of REMIC Regular Securities is issued at an Issue Premium,  the net amount of interest  deductions that are allowed the REMIC in each taxable year for the REMIC  Regular  Securities  of that class will be reduced by an amount equal to the portion of the Issue  Premium that is  considered to be amortized or repaid in that year.  Although  the matter is not entirely  certain,  it is likely that Issue Premium would be amortized  under a constant yield method in a  manner  analogous  to  the  method  of  accruing  original  issue  discount
described    above   under    "-Taxation    of   Owners   of   REMIC   Regular
Securities-Original Issue Discount."

As a general rule,  the taxable  income of the REMIC will be determined in the same manner as if the REMIC were an  individual  having the  calendar  year as its  taxable  year and using the accrual  method of  accounting.  However,  no item of income, gain, loss or deduction allocable to a prohibited  transaction will be taken into account.  See  "-Prohibited  Transactions  and Other Taxes"
below.  Further,  the limitation on miscellaneous  itemized deductions imposed on individuals by Section 67 of the Internal  Revenue Code, which allows those deductions  only to the extent they exceed in the aggregate two percent of the taxpayer's  adjusted  gross income,  will not be applied at the REMIC level so that the REMIC will be allowed  deductions for servicing,  administrative  and other  non-interest  expenses in determining its taxable income.  All of these expenses  will be  allocated  as a  separate  item  to the  holders  of  REMIC
Residual  Securities,  subject to the limitation of Section 67 of the Internal
Revenue  Code.  See  "-Possible   Pass-Through   of   Miscellaneous   Itemized
Deductions."  If the  deductions  allowed to the REMIC exceed its gross income for a  calendar  quarter,  the  excess  will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

The adjusted  basis of a REMIC  Residual  Security will be equal to the amount paid for that REMIC Residual  Security,  increased by amounts  included in the income of the related  securityholder  and  decreased,  but not below zero, by
distributions   made,   and  by  net   losses   allocated,   to  the   related
securityholder.

A holder of a REMIC Residual  Security is not allowed to take into account any net loss for any  calendar  quarter to the extent  the net loss  exceeds  that holder's  adjusted  basis in its REMIC  Residual  Security  as of the close of that calendar  quarter,  determined  without  regard to the net loss. Any loss that is not currently  deductible by reason of this  limitation may be carried forward  indefinitely to future calendar  quarters and, in accordance with the same  limitation,  may be used only to offset  income from the REMIC  Residual
Security.  The ability of holders of REMIC  Residual  Securities to deduct net losses in accordance with additional  limitations  under the Internal  Revenue
Code,  as to which the  securityholders  are  encouraged  to consult their tax advisors.

Any  distribution  on  a  REMIC  Residual   Security  will  be  treated  as  a
non-taxable  return of capital  to the extent it does not exceed the  holder's adjusted  basis in the REMIC Residual  Security.  To the extent a distribution on a REMIC Residual  Security  exceeds the adjusted  basis, it will be treated as gain  from  the  sale of the  REMIC  Residual  Security.  Holders  of REMIC
Residual  Securities may be entitled to distributions early in the term of the related REMIC under  circumstances  in which their bases in the REMIC Residual
Securities will not be sufficiently  large that  distributions will be treated
as  nontaxable  returns  of  capital.   Their  bases  in  the  REMIC  Residual
Securities  will  initially  equal the  amount  paid for such  REMIC  Residual
Securities and will be increased by their  allocable  shares of taxable income of the trust.  However,  their basis  increases may not occur until the end of the calendar  quarter,  or perhaps the end of the calendar year,  with respect to which the  REMIC  taxable  income  is  allocated  to the  holders  of REMIC
Residual  Securities.  To the extent the initial bases of the holders of REMIC
Residual  Securities are less than the  distributions  to the holders of REMIC
Residual  Securities,  and  increases in the initial  bases either occur after distributions  or, together with their initial bases, are less than the amount of the  distributions,  gain  will  be  recognized  to the  holders  of  REMIC
Residual  Securities on those  distributions  and will be treated as gain from the sale of their REMIC Residual Securities.

The effect of these rules is that a securityholder  may not amortize its basis in a  REMIC  Residual  Security,  but  may  only  recover  its  basis  through distributions,  through  the  deduction  of its share of any net losses of the
REMIC or on the sale of its  REMIC  Residual  Security.  See "- Sales of REMIC
Securities."  For a discussion of possible  modifications  of these rules that may require  adjustments  to income of a holder of a REMIC  Residual  Security other than an original  holder in order to reflect any difference  between the cost of the REMIC  Residual  Security to its holder and the adjusted basis the
REMIC Residual  Security  would have had in the hands of the original  holder, see "-General."

Excess Inclusions

Any  "excess  inclusions"  for a REMIC  Residual  Security  will be subject to federal income tax in all events.

In general,  the "excess  inclusions"  for a REMIC  Residual  Security for any calendar  quarter  will be the  excess,  if any,  of (i) the sum of the  daily portions of REMIC  taxable  income  allocable to the REMIC  Residual  Security over (ii) the sum of the  "daily  accruals"  (as  defined  below) for each day during that  quarter that the REMIC  Residual  Security was held by the holder of a REMIC  Residual  Security.  The  daily  accruals  of a holder  of a REMIC
Residual  Security  will be  determined  by  allocating  to each day  during a calendar  quarter its ratable  portion of the product of the  "adjusted  issue price"  of the  REMIC  Residual  Security  at the  beginning  of the  calendar quarter  and 120% of the  "long-term  Federal  rate" in effect on the  closing date.  For  this  purpose,  the  adjusted  issue  price  of a  REMIC  Residual
Security as of the  beginning  of any  calendar  quarter  will be equal to the issue price of the REMIC Residual Security,  increased by the sum of the daily accruals for all prior  quarters  and  decreased,  but not below zero,  by any distributions  made with  respect to the REMIC  Residual  Security  before the beginning of that  quarter.  The issue price of a REMIC  Residual  Security is the initial offering price to the public,  excluding bond houses,  brokers and underwriters,  at which a substantial amount of the REMIC Residual  Securities were sold.  If less than a substantial  amount of a particular  class of REMIC
Residual  Securities  is sold for cash on or prior to the  closing  date,  the issue  price of that class will be  treated as the fair  market  value of that class on the  closing  date.  The  "long-term  Federal  rate" is an average of current  yields on Treasury  securities  with a remaining term of greater than nine years, computed and published monthly by the IRS.

For holders of REMIC Residual Securities, an excess inclusion:

o     will  not be  permitted  to be  offset  by  deductions,  losses  or loss carryovers from other activities,

o     will be treated as "unrelated  business  taxable income" to an otherwise tax-exempt organization and

o     will not be  eligible  for any rate  reduction  or  exemption  under any applicable  tax treaty for the 30% United States  withholding  tax imposed on distributions  to holders of REMIC Residual  Securities that are foreign investors.

See, however, "-Foreign Investors in REMIC Securities."

Furthermore,   for  purposes  of  the  alternative  minimum  tax,  (i)  excess inclusions will not be permitted to be offset by the  alternative  minimum tax net operating loss deduction and (ii)  alternative  minimum taxable income may not be less than the taxpayer's excess  inclusions;  provided,  however,  that for  purposes  of (ii),  alternative  minimum  taxable  income  is  determined without  regard to the special  rule that taxable  income  cannot be less than
excess   inclusions.   The   latter   rule  has  the   effect  of   preventing
nonrefundable  tax  credits  from  reducing  the  taxpayer's  income tax to an amount lower than the alternative minimum tax on excess inclusions.

In the case of any REMIC Residual  Securities held by a real estate investment trust,  the  aggregate  excess  inclusions  allocated  to the  REMIC  Residual
Securities,  reduced,  but not below zero, by the real estate investment trust taxable  income,  within  the  meaning of Section  857(b)(2)  of the  Internal
Revenue  Code,  excluding any net capital  gain,  will be allocated  among the shareholders  of the trust in  proportion  to the  dividends  received  by the shareholders  from the trust,  and any amount so allocated  will be treated as an excess inclusion from a REMIC Residual  Security as if held directly by the shareholder.  Treasury  regulations  yet to be  issued  could  apply a similar
rule  to  regulated  investment   companies,   common  trust  funds  and  some
cooperatives; the REMIC regulations currently do not address this subject.

Noneconomic REMIC Residual Securities

Under  the  REMIC  regulations,  transfers  of  "noneconomic"  REMIC  Residual
Securities  will be  disregarded  for all  federal  income tax  purposes if "a significant  purpose of the  transfer was to enable the  transferor  to impede the  assessment  or collection  of tax." If the transfer is  disregarded,  the purported  transferor  will  continue to remain  liable for any taxes due with respect  to the  income on the  "noneconomic"  REMIC  Residual  Security.  The
REMIC  regulations  provide  that a REMIC  Residual  Security  is  noneconomic unless,  based on the  prepayment  assumption and on any required or permitted clean up calls, or required qualified  liquidation provided for in the REMIC's organizational  documents,  (1)  the  present  value  of the  expected  future distributions  (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last  quarter in which  excess  inclusions are expected to accrue on the REMIC Residual Security,  which rate is computed and published  monthly by the IRS) on the REMIC  Residual  Security  equals at least  the  present  value  of the  expected  tax on  the  anticipated  excess inclusions,  and (2) the  transferor  reasonably  expects that the  transferee will  receive  distributions  on the REMIC  Residual  Security at or after the time the  taxes  accrue  on the  anticipated  excess  inclusions  in an amount sufficient to satisfy the accrued taxes.  Accordingly,  all transfers of REMIC
Residual  Securities that may constitute  noneconomic  residual interests will be  subject  to  restrictions  under  the  terms of the  related  pooling  and servicing  agreement  or trust  agreement  that are  intended  to  reduce  the possibility of any transfer being  disregarded.  The restrictions will require each  party to a  transfer  to  provide  an  affidavit  that no purpose of the transfer  is  to  impede  the  assessment  or  collection  of  tax,  including representations as to the financial  condition of the prospective  transferee,
as  to  which  the   transferor   also  is  required  to  make  a   reasonable
investigation to determine the transferee's  historic payment of its debts and ability to continue to pay its debts as they come due in the future.  Prior to purchasing a REMIC Residual Security,  prospective  purchasers should consider the possibility  that a purported  transfer of the REMIC Residual  Security by such a purchaser to another  purchaser at some future date may be  disregarded in  accordance  with the  above-described  rules  which  would  result  in the retention of tax liability by that purchaser.

The  IRS  has  issued  final  REMIC  regulations  that  add to the  conditions necessary to assure that a transfer of a non-economic  residual interest would be respected.  The additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual  interest the transferee  represent that it will not cause  the  income  "to be  attributable  to a  foreign  permanent establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the transferee or another U.S.  taxpayer" and either (i) the amount received by the  transferee  be no less on a present  value basis  (determined using the short-term rate provided by Section 1274(d) of the Internal  Revenue
Code) than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic taxable  corporation  with specified large amounts of gross and net assets and that meets certain other  requirements where agreement is made that all future transfers  will be to  taxable  domestic  corporations  in  transactions  that qualify  for the  same  "safe  harbor"  provision.  Eligibility  for the  safe harbor requires,  among other things,  that the facts and circumstances  known to the transferor at the time of transfer not indicate to a reasonable  person that the taxes with respect to the residual  interest  will not be paid,  with an unreasonably low cost for the transfer  specifically  mentioned as negating eligibility.

The  accompanying  prospectus  supplement will disclose  whether offered REMIC
Residual Securities may be considered  "noneconomic"  residual interests under the REMIC  regulations.  Any disclosure  that a REMIC  Residual  Security will not be considered  "noneconomic"  will be based on some  assumptions,  and the depositor will make no representation  that a REMIC Residual Security will not be considered  "noneconomic"  for purposes of the  above-described  rules. See
"-Foreign   Investors  in  REMIC   Securities"  for  additional   restrictions
applicable  to  transfers  of certain  REMIC  Residual  Securities  to foreign persons.

Mark-to-Market Rules

The  mark-to-market  requirement  applies to all securities owned by a dealer, except to the extent that the dealer has  specifically  identified  a security as held  for  investment.  The  Mark-to-Market  Regulations  provide  that for purposes  of  this  mark-to-market  requirement,  a  REMIC  Residual  Security acquired  on or after  January 4, 1995 is not  treated as a security  and thus may not be  marked  to  market.  Prospective  purchasers  of a REMIC  Residual
Security are  encouraged to consult their tax advisors  regarding the possible application of the mark-to-market requirement to REMIC Residual Securities.

Possible Pass-Through of Miscellaneous Itemized Deductions

Fees and  expenses of a REMIC  generally  will be  allocated to the holders of the related REMIC Residual  Securities.  The applicable  Treasury  regulations indicate,  however,  that in the case of a REMIC  that is  similar to a single class  grantor  trust,  all or a portion of those fees and expenses  should be allocated to the holders of the related  REMIC  Regular  Securities.  Fees and
expenses  will  be  allocated  to  holders  of  the  related  REMIC   Residual
Securities  in their  entirety  and not to the  holders of the  related  REMIC
Regular Securities.

For REMIC  Residual  Securities  or REMIC  Regular  Securities  the holders of which  receive an  allocation  of fees and  expenses  in  accordance  with the preceding  discussion,  if any  holder  thereof  is an  individual,  estate or
trust,  or  a  Pass-Through   Entity   beneficially   owned  by  one  or  more
individuals,  estates  or  trusts,  (i) an amount  equal to the  individual's, estate's  or  trust's  share of fees and  expenses  will be added to the gross income of that holder and (ii) the individual's,  estate's or trust's share of fees and  expenses  will be  treated  as a  miscellaneous  itemized  deduction allowable  in  accordance  with the  limitation  of Section 67 of the Internal
Revenue Code,  which permits those  deductions  only to the extent they exceed in the  aggregate  two  percent of a  taxpayer's  adjusted  gross  income.  In addition,  Section 68 of the Internal Revenue Code provides that the amount of itemized  deductions  otherwise  allowable  for an individual  whose  adjusted gross  income  exceeds a  specified  amount  will be  reduced.  The  amount of additional  taxable income  reportable by holders of REMIC Securities that are covered by the  limitations of either Section 67 or Section 68 of the Internal
Revenue Code may be substantial.  Furthermore,  in determining the alternative minimum  taxable  income  of  such a  holder  of a REMIC  Security  that is an individual,  estate or trust, or a Pass-Through  Entity  beneficially owned by one or more  individuals,  estates or trusts, no deduction will be allowed for such  holder's  allocable  portion of servicing  fees and other  miscellaneous itemized  deductions  of the REMIC,  even though an amount equal to the amount of such fees and other  deductions  will be  included  in the  holder's  gross income.  Accordingly,  the REMIC Securities may not be appropriate investments for individuals,  estates,  or trusts, or Pass-Through  Entities  beneficially owned  by  one  or  more  individuals,  estates  or  trusts.  Any  prospective investors are  encouraged  to consult with their tax advisors  prior to making an investment in these securities.

Tax and  Restrictions  on Transfers of REMIC  Residual  Securities  to Certain
Organizations

If a REMIC Residual Security is transferred to a Disqualified Organization,  a tax would be  imposed in an amount,  determined  under the REMIC  regulations, equal to the product of:

(1)   the present value,  discounted  using the "applicable  Federal rate" for obligations  whose  term ends on the close of the last  quarter in
            which   excess   inclusions   are   expected   to  accrue  on  the
            certificate,  which rate is computed and published  monthly by the
            IRS, of the total  anticipated  excess  inclusions with respect to the REMIC Residual Security for periods after the transfer; and

(2)   the highest marginal federal income tax rate applicable to corporations.

The anticipated  excess  inclusions must be determined as of the date that the
REMIC Residual  Security is transferred  and must be based on events that have occurred  up to the  time  of  transfer,  the  prepayment  assumption  and any required or permitted clean up calls or required  liquidation  provided for in the REMIC's organizational  documents.  This tax generally would be imposed on the transferor of the REMIC Residual Security,  except that where the transfer is through an agent for a Disqualified Organization,  the tax would instead be imposed on that agent.  However,  a transferor  of a REMIC  Residual  Security would  in no event  be  liable  for the tax on a  transfer  if the  transferee furnishes  to  the  transferor  an  affidavit  that  the  transferee  is not a
Disqualified  Organization and, as of the time of the transfer, the transferor does not have actual  knowledge  that the  affidavit  is false.  Moreover,  an entity will not qualify as a REMIC  unless there are  reasonable  arrangements designed to ensure that:

o     residual   interests  in  the  entity  are  not  held  by   Disqualified
            Organizations; and

o     information  necessary for the  application  of the tax described in the base  prospectus  included in the  Registration  Statement will be made available.

Restrictions   on  the  transfer  of  REMIC  Residual   Securities  and  other
provisions that are intended to meet this  requirement will be included in the pooling and servicing agreement, including provisions:

(1)   requiring  any  transferee  of a REMIC  Residual  Security to provide an affidavit representing that it is not a Disqualified  Organization and is not  acquiring the REMIC  Residual  Security on behalf of a
            Disqualified  Organization,  undertaking  to maintain  that status and  agreeing  to obtain a similar  affidavit  from any  person to whom it shall transfer the REMIC Residual Security;

(2)   providing  that  any  transfer  of  a  REMIC  Residual   Security  to  a
            Disqualified Organization shall be null and void; and
(3)   granting  to the master  servicer  or the  servicer  the right,  without notice to the holder or any prior  holder,  to sell to a purchaser of its choice any REMIC Residual  Security that shall become owned by a Disqualified Organization despite (1) and (2) above.

In addition,  if a Pass-Through  Entity  includes in income excess  inclusions with respect to a REMIC Residual Security, and a Disqualified  Organization is
the record  holder of an interest in that  entity,  then a tax will be imposed on the entity equal to the product of (i) the amount of excess  inclusions  on the  REMIC  Residual  Security  that  are  allocable  to the  interest  in the
Pass-Through  Entity  held  by the  Disqualified  Organization  and  (ii)  the
highest  marginal   federal  income  tax  rate  imposed  on  corporations.   A
Pass-Through  Entity will not be subject to this tax for any period,  however, if each record holder of an interest in the  Pass-Through  Entity furnishes to that  Pass-Through  Entity  (i) the  holder's  social  security  number  and a statement  under  penalties of perjury that the social security number is that of the record holder or (ii) a statement  under  penalties of perjury that the
record  holder  is  not  a  Disqualified   Organization.   For  taxable  years
beginning after December 31, 1997,  regardless of the preceding two sentences, in  the  case  of a  REMIC  Residual  Security  held  by  an  "electing  large partnership,"  all interests in such  partnership  shall be treated as held by
Disqualified  Organizations,  without  regard to whether the record holders of the partnership furnish statements  described in the preceding  sentence,  and the  amount  that is subject to tax under the  second  preceding  sentence  is excluded from the gross income of the  partnership  allocated to the partners, in lieu of  allocating  to the  partners a  deduction  for the tax paid by the partners.

Sales of Securities

If a REMIC  Security is sold, the selling  securityholder  will recognize gain or loss equal to the  difference  between the amount  realized on the sale and its  adjusted  basis in the  REMIC  Security.  The  adjusted  basis of a REMIC
Regular Security  generally will equal the cost of that REMIC Regular Security to that  securityholder,  increased by income  reported by the  securityholder with  respect  to  that  REMIC  Regular  Security,  including  original  issue discount  and market  discount  income,  and reduced,  but not below zero,  by distributions  on the REMIC Regular  Security  received by the  securityholder and  by  any  amortized  premium.  The  adjusted  basis  of a  REMIC  Residual
Security will be determined as described  under  "-Taxation of Owners of REMIC
Residual  Securities-Basis  Rules,  Net Losses and  Distributions."  Except as
described below, any gain or loss generally will be capital gain or loss.

Gain  from  the sale of a REMIC  Regular  Security  that  might  otherwise  be capital  gain will be treated as  ordinary  income to the extent the gain does not  exceed  the  excess,  if any,  of (i) the  amount  that  would  have been includible in the seller's  income for the REMIC  Regular  Security had income accrued  thereon at a rate  equal to 110% of the  "applicable  federal  rate,"
which is  typically  a rate based on an average of current  yields on Treasury securities  having a maturity  comparable  to that of the  certificate,  which rate is computed and published  monthly by the IRS,  determined as of the date of purchase of the REMIC  Regular  Security,  over (ii) the amount of ordinary income  actually  includible  in the  seller's  income  prior to the sale.  In addition,  gain recognized on the sale of a REMIC Regular Security by a seller who purchased the REMIC Regular  Security at a market discount will be taxable as ordinary  income to the extent of any accrued and  previously  unrecognized market  discount that accrued during the period the  certificate was held. See
"-Taxation of Owners of REMIC Regular Securities- Market Discount."

A portion  of any gain from the sale of a REMIC  Regular  Security  that might otherwise  be capital  gain may be treated  as  ordinary  income to the extent that the certificate is held as part of a "conversion  transaction" within the
meaning  of  Section  1258  of  the  Internal   Revenue   Code.  A  conversion
transaction  generally  is one in which  the  taxpayer  has  taken two or more positions in  securities or similar  property that reduce or eliminate  market risk, if  substantially  all of the taxpayer's  return is  attributable to the time value of the  taxpayer's net  investment in the  transaction.  The amount of gain so realized in a conversion  transaction  that is  recharacterized  as ordinary  income  generally  will not exceed the amount of interest that would have  accrued on the  taxpayer's  net  investment  at 120% of the  appropriate
"applicable  Federal  rate," which rate is computed and  published  monthly by the IRS,  at the time the  taxpayer  enters into the  conversion  transaction, subject to  appropriate  reduction  for prior  inclusion of interest and other ordinary income items from the transaction.

Finally,  a taxpayer  may elect to have net  capital  gain  taxed at  ordinary income  rates  rather  than  capital  gains  rates in order to include any net capital  gain in  total  net  investment  income  for the  taxable  year,  for purposes of the  limitation  on the  deduction  of  interest  on  indebtedness incurred to purchase or carry  property  held for  investment  to a taxpayer's net investment income.

If the seller of a REMIC Residual  Security  reacquires the  certificate,  any other  residual  interest  in a REMIC or any  similar  interest  in a "taxable mortgage  pool" (as defined in Section  7701(i) of the Internal  Revenue Code)
within  six  months of the date of the sale,  the sale will be  subject to the
"wash  sale"  rules of Section  1091 of the  Internal  Revenue  Code.  In that event,  any loss realized by the holders of REMIC  Residual  Securities on the sale will not be  deductible,  but  instead  will be added to the  holders  of
REMIC Residual Securities adjusted basis in the newly-acquired asset.

Losses on the sale of a REMIC  Residual  Security  in  excess  of a  threshold amount  (which  amount  could need to be  aggregated  with similar or previous losses) may  require  disclosure  of such loss on an IRS Form 8886.  Investors are  encouraged to consult with their tax advisors as to the need to file such forms.

Tax Return Disclosure and Investor List Requirements

Recent  Treasury  regulations  directed  at  potentially  abusive  tax shelter activity appear to apply to transactions  not  conventionally  regarded as tax shelters.  The regulations  require taxpayers to report certain disclosures on
IRS Form 8886 if they  participate in a "reportable  transaction."  Organizers and sellers of the  transaction  are  required to maintain  records  including investor  lists  containing  identifying  information  and  to  furnish  those
records  to  the  IRS  upon  demand.   A  transaction  may  be  a  "reportable
transaction"  based  upon any of several  indicia  one or more of which may be present  with  respect  to  your  investment  in  the  securities.  There  are
significant   penalties   for   failure  to  comply   with  these   disclosure
requirements.  Investors  in  REMIC  Residual  Securities  are  encouraged  to consult their own tax advisers concerning any possible  disclosure  obligation with respect to their  investment,  and should be aware that the depositor and other  participants in the  transaction  intend to comply with such disclosure and investor list  maintenance  requirements  as they determine  apply to them with respect to the transaction.

Prohibited Transactions and Other Possible REMIC Taxes

The Internal  Revenue Code imposes a prohibited  transactions  tax, which is a tax on  REMICs  equal  to 100%  of the  net  income  derived  from  prohibited transactions.  In  general,  subject  to  specified  exceptions  a  prohibited transaction  means the  disposition  of an item of  mortgage  collateral,  the receipt of income from a source other than an item of mortgage  collateral  or other  Permitted  Investments,  the receipt of compensation  for services,  or gain from the  disposition  of an asset  purchased  with the  payments  on the mortgage  collateral  for temporary  investment  pending  distribution  on the
REMIC  Securities.  It is not  anticipated  that any REMIC will  engage in any prohibited  transactions  in which it would recognize a material amount of net income.  In  addition,  some  contributions  to a REMIC  made after the day on which the REMIC issues all of its interests  could result in the imposition of a  contributions  tax,  which is a tax on the REMIC equal to 100% of the value of the  contributed  property.  Each pooling and servicing  agreement or trust agreement  will include  provisions  designed to prevent the acceptance of any contributions that would be subject to the tax.

REMICs also are subject to federal  income tax at the highest  corporate  rate on "net income from  foreclosure  property,"  determined  by  reference to the
rules  applicable  to  real  estate  investment   trusts.   "Net  income  from
foreclosure  property"  generally  means  gain from the sale of a  foreclosure property  that  is  inventory  property  and  gross  income  from  foreclosure property other than qualifying  rents and other  qualifying  income for a real estate  investment  trust. It is not anticipated that any REMIC will recognize
"net income from foreclosure property" subject to federal income tax.

It is not  anticipated  that any  material  state or local income or franchise tax will be imposed on any REMIC.

To the extent permitted by then-applicable  laws, any prohibited  transactions tax,  contributions  tax,  tax on "net income from  foreclosure  property"  or state or local income or  franchise  tax that may be imposed on the REMIC will
be  borne  by  the  related   master   servicer,   the  servicer,   the  REMIC
Administrator  or the  trustee in either  case out of its own funds,  provided that the master servicer,  the Certificate  Administrator  or the trustee,  as the case may be, has  sufficient  assets to do so, and  provided  further that the tax arises out of a breach of the master servicer's,  the servicer's,  the
REMIC Administrator's or the trustee's obligations,  as the case may be, under the related  pooling and servicing  agreement or trust  agreement and relating to compliance with applicable laws and  regulations.  Any tax not borne by the master servicer,  the servicer, the REMIC administrator or the trustee will be payable out of the related trust  resulting in a reduction in amounts  payable to holders of the related REMIC Securities.

Termination

A REMIC will  terminate  immediately  after the  distribution  date  following receipt by the REMIC of the final  payment from the mortgage  collateral or on a sale of the REMIC's assets  following the adoption by the REMIC of a plan of complete  liquidation.  The last distribution on a REMIC Regular Security will be treated as a payment in retirement of a debt  instrument.  In the case of a
REMIC  Residual  Security,  if the last  distribution  on the  REMIC  Residual
Security is less than the securityholder's  adjusted basis in the certificate, the  securityholder  should be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

Reporting and Other Administrative Matters

Solely for purposes of the  administrative  provisions of the Internal Revenue
Code, a REMIC will be treated as a partnership  and holders of REMIC  Residual
Securities will be treated as partners.  The master servicer,  the servicer or the REMIC  Administrator,  as  applicable,  will file REMIC federal income tax returns  on  behalf  of the  related  REMIC  and will act as the "tax  matters person" for the REMIC in all respects,  and may hold a nominal amount of REMIC
Residual Securities.

As the tax matters  person,  the master  servicer,  the  servicer or the REMIC
Administrator,  as  applicable,  will have the  authority  to act on behalf of the REMIC and the holders of REMIC Residual  Securities in connection with the administrative  and  judicial  review of items of income,  deduction,  gain or loss of the REMIC,  as well as the  REMIC's  classification.  Holders of REMIC
Residual  Securities  will be required to report the REMIC items  consistently with  their  treatment  on the  related  REMIC's  tax  return  and may in some circumstances be bound by a settlement  agreement between the master servicer, or the Certificate  Administrator,  as applicable,  as tax matters person, and the IRS concerning any REMIC item.

Adjustments  made to the  REMIC  tax  return  may  require a holder of a REMIC
Residual  Security to make  corresponding  adjustments  on its return,  and an audit of the REMIC's tax return,  or the adjustments  resulting from an audit, could  result in an audit of the  securityholder's  return.  No REMIC  will be registered as a tax shelter  under  Section 6111 of the Internal  Revenue Code because it is not  anticipated  that any REMIC will have a net loss for any of the first five taxable years of its  existence.  Any person that holds a REMIC
Residual  Security as a nominee for another  person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations,  the name and address of that person and other information.

Reporting of interest  income,  including any original  issue  discount,  with respect to REMIC Regular Securities is required annually,  and may be required more frequently  under Treasury  regulations.  These  information  reports are required to be sent to individual  holders of REMIC regular  Interests and the
IRS;  holders  of REMIC  Regular  Securities  that are  corporations,  trusts, securities  dealers and other  non-individuals  will be provided  interest and original  issue  discount  income  information  and  the  information  in  the following  paragraph upon request in accordance  with the  requirements of the applicable  regulations.  The information  must be provided by the later of 30 days after the end of the quarter for which the information was requested,  or two weeks  after the receipt of the  request.  The REMIC must also comply with rules  requiring  certain  information  to be reported  to the IRS.  Reporting with  respect  to the REMIC  Residual  Securities,  including  income,  excess
inclusions,   investment   expenses   and   relevant   information   regarding
qualification  of the  REMIC's  assets  will  be made as  required  under  the
Treasury regulations, typically on a quarterly basis.

As applicable,  the REMIC Regular Security  information reports will include a statement of the  adjusted  issue price of the REMIC  Regular  Security at the beginning  of each  accrual  period.  In  addition,  the reports  will include information  required by regulations  with respect to computing the accrual of any  market  discount.  Because  exact  computation  of the  accrual of market discount  on a constant  yield  method  requires  information  relating to the
holder's  purchase  price  that  the  master  servicer,   or  the  Certificate
Administrator,  as  applicable,  will not have, the  regulations  only require that  information  pertaining  to  the  appropriate  proportionate  method  of accruing  market  discount  be  provided.  See  "-Taxation  of Owners of REMIC
Regular Securities-Market Discount."

The  responsibility  for complying with the foregoing  reporting rules will be
borne   by   the   master   servicer   or   the   Certificate   Administrator.
Certificateholders  may request any  information  with  respect to the returns described in Section  1.6049-7(e)(2) of the Treasury regulations.  Any request should be directed to the master  servicer or  Certificate  Administrator,  as
applicable,   at  Residential  Funding   Corporation,   8400  Normandale  Lake
Boulevard, Suite 250, Minneapolis, Minnesota 55437.

Backup Withholding with Respect to REMIC Securities

Payments of interest and  principal,  as well as payments of proceeds from the sale of REMIC  Securities,  may be subject  to the  "backup  withholding  tax"
under  Section 3406 of the Internal  Revenue  Code if  recipients  of payments fail to furnish to the payor certain  information,  including  their  taxpayer identification  numbers,  or otherwise fail to establish an exemption from the tax.  Any amounts  deducted and withheld  from a  distribution  to a recipient would be allowed as a credit  against  the  recipient's  federal  income  tax.
Furthermore,  penalties  may be imposed by the IRS on a recipient  of payments that is required to supply  information  but that does not do so in the proper manner.

Foreign Investors in REMIC Securities

A holder of a REMIC  Regular  Security  that is not a United States person and is not  subject  to federal  income tax as a result of any direct or  indirect connection  to the  United  States in  addition  to its  ownership  of a REMIC
Regular  Security  will not be  subject  to United  States  federal  income or withholding tax on a distribution on a REMIC Regular  Security,  provided that the  holder  complies  to the extent  necessary  with  certain  identification requirements,  including delivery of a statement, signed by the securityholder under  penalties  of  perjury,  certifying  that the  securityholder  is not a
United   States   person   and   providing   the  name  and   address  of  the
securityholder;  this  statement is generally made on IRS Form W-8BEN and must be updated whenever required  information has changed or within three calendar years after the  statement  is first  delivered.  For these  purposes,  United
States  person  means  a  citizen  or  resident  of  the  United   States,   a
corporation,  partnership  or other entity  created or organized  in, or under the laws  of,  the  United  States,  any  state  thereof  or the  District  of
Columbia,  except,  in the case of a  partnership,  to the extent  provided in regulations,  provided that, for purposes  solely of the  restrictions  on the transfer of residual  interests,  no  partnership or other entity treated as a partnership  for United States federal income tax purposes shall be treated as a United  States  person  unless  all  persons  that own an  interest  in such partnership  either  directly or through any entity that is not a  corporation for United States  federal  income tax purposes are required by the applicable operating  agreement to be United States  persons or an estate whose income is subject to United States  federal  income tax  regardless of its source,  or a trust  if a court  within  the  United  States  is able  to  exercise  primary supervision  over  the  administration  of the  trust  and one or more  United
States persons have the authority to control all substantial  decisions of the trust.  To the  extent  prescribed  in  regulations  by the  Secretary  of the
Treasury,  which  regulations  have not yet been issued,  a trust which was in existence  on August  20,  1996  (other  than a trust  treated as owned by the grantor  under  subpart  E of  part  I of  subchapter  J of  chapter  1 of the
Internal  Revenue  Code),  and which was treated as a United  States person on
August 19,  1996,  may elect to  continue  to be  treated  as a United  States person  notwithstanding  the previous  sentence.  It is possible  that the IRS may assert that the foregoing  tax exemption  should not apply with respect to a REMIC Regular  Security held by a holder of a REMIC  Residual  Security that owns  directly or indirectly a 10% or greater  interest in the REMIC  Residual
Securities.  If the holder does not qualify for  exemption,  distributions  of interest,  including  distributions of accrued original issue discount, to the holder  may be subject to a tax rate of 30%,  subject to  reduction  under any applicable tax treaty.

Special  rules  apply to  partnerships,  estates  and  trusts,  and in certain circumstances  certifications  as to foreign  status and other  matters may be required to be provided by partners and beneficiaries thereof.

In  addition,  the  foregoing  rules will not apply to exempt a United  States shareholder of a controlled  foreign  corporation  from taxation on the United
States shareholder's  allocable portion of the interest income received by the controlled foreign corporation.

Further,  it appears that a REMIC  Regular  Security  would not be included in the  estate of a  non-resident  alien  individual  and would not be subject to
United States  estate taxes.  However,  securityholders  who are  non-resident alien  individuals  are  encouraged to consult  their tax advisors  concerning this question.

Transfers  of REMIC  Residual  Securities  to  investors  that are not  United
States  persons will be  prohibited  under the related  pooling and  servicing agreement or trust agreement.

Non-REMIC Notes

Status as Real Property  Loans.  Non-REMIC  Notes held by a domestic  building and  loan  association  will  not  constitute  "loans  . .  .  secured  by  an
interest   in  real   property"   within   the   meaning   of   Code   Section
7701(a)(19)(C)(v).  Non-REMIC  Notes held by a real  estate  investment  trust will not  constitute  real estate  assets  within the meaning of Code  Section
856(c)(5)(B).   Interest  on  notes  will  not  be  considered   "interest  on
obligations  secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B).

Taxation of  Noteholders.  Non-REMIC  Notes  generally  will be subject to the same rules of taxation as REMIC Regular  Securities issued by a REMIC,  except that (1) income  reportable on the notes is not required to be reported  under the accrual  method unless the holder  otherwise  uses the accrual  method and
(2) the special  rule  treating a portion of the gain on sale or exchange of a
REMIC Regular  Certificate as ordinary  income is  inapplicable  to the notes.
See "-Taxation of Owners of REMIC Regular  Securities" and "-Matters  Relevant
to Holders of All REMIC  Securities-Sales  of REMIC Securities"  above.  Also, interest paid on a Non-REMIC note to a noteholder  that is not a United States
Person will normally qualify for the exception from United States  withholding
tax   described   in   "-Matters   Relevant   to   Holders   of   All   REMIC
Securities-Foreign  Investors in REMIC Securities" above,  except, in addition to the  exceptions  noted in that  section,  where the  recipient is a holder, directly or by attribution,  of 10% or more of the capital or profits interest in the issuing entity.

This opinion letter is based on the facts and  circumstances  set forth in the base  prospectus  included  in the  Registration  Statement  and in the  other documents  reviewed  by us. Our  opinion as to the  matters  set forth  herein could change with respect to a particular  series of securities as a result of changes  in facts and  circumstances,  changes  in the terms of the  documents reviewed by us, or changes in the law  subsequent  to the date hereof.  As the
Registration   Statement  contemplates  series  of  securities  with  numerous different  characteristics,  the particular  characteristics of each series of securities  must  be  considered  in  determining  the  applicability  of this opinion to a particular series of securities.

In rendering the foregoing  opinions,  we express no opinion as to the laws of any  jurisdiction  other than the federal income tax laws of the United States of America.

We hereby  consent to the filing of this  opinion  letter as an exhibit to the
Registration  Statement and to the use of our name  wherever  appearing in the
Registration  Statement and the base prospectus  contained therein.  In giving such consent, we do not consider that we are "experts",  within the meaning of the term as used in the Act or the rules  and  regulations  of the  Commission issued  thereunder,  with respect to any part of the  Registration  Statement, including this opinion letter as an exhibit or otherwise.

                                    Very truly yours,

                        /s/ MAYER, BROWN, ROWE & MAW LLP